                                                                    Exhibit 10.4

                                  AMENDMENT TO
                    AMENDED AND RESTATED BUILT-TO-SUIT LEASE

            THIS AMENDMENT TO AMENDED AND RESTATED BUILT-TO-SUIT LEASE (the "AMENDMENT") is made effective as of January 11, 2005 by and between BMR-201 Industrial Road LLC, a Delaware limited liability company (formerly known as Inhale 201 Industrial Road, L.P., the "LANDLORD") and Nektar Therapeutics, a Delaware corporation (formerly known as Inhale Therapeutic Systems, Inc., the "TENANT").

                                    RECITALS

            A. Landlord and Tenant have entered in that certain Amended and Restated Built-To-Suit Lease dated August 17, 2004 (the "LEASE"), of that certain real property located at 201 Industrial Road, San Carlos, California, including: (i) the second floor, the third floor and the fourth floor of Building 1 (collectively, "PHASE 1"), and (ii) 45,574 rentable square feet located on the third floor of Building 2 ("PHASE 2A" and, together with the Phase 1, the "LEASED PREMISES"). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Lease.

            B. Tenant no longer wishes to occupy Phase 2A. Landlord is willing to enter into a Lease with Nuvelo, Inc., a Delaware corporation ("NUVELO") (the "NUVELO LEASE") to lease Phase 2A to Nuvelo.

            C. Landlord and Tenant now wish to amend this Lease to, among other things, terminate Tenant's lease of Phase 2A to allow Landlord to enter into a new lease with Nuvelo, all as and to the extent more particularly set forth below.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

            1. RECITAL D. The following defined terms are added to Recital D of the Lease:

                  "NUVELO: shall mean Nuvelo, Inc., a Delaware corporation."

                  "NUVELO RENT COMMENCEMENT DATE: shall mean the date the Nuvelo is required to commence paying rent under the Nuvelo Lease or October 1, 2005, whichever is sooner."

                  "NUVELO EFFECTIVE DATE: shall mean the date that the Nuvelo Lease is executed and is in full force and effect, which the parties agree shall be January 2005."

                  "NUVELO LEASE: shall mean that certain Lease dated as of January 2005 between Nuvelo and Landlord, pursuant to which Nuvelo is leasing Phase 2A."

            2. AMENDMENT TO SECTION 1.1(a). Section 1.1(a), excluding Section 1.1(a)(i)-1.1(a)(x) of the Lease is hereby amended and restated in its entirety as follows:

                  "(a) Subject to the Parking Lease dated as of September 14, 2000 (the "PARKING LEASE") by and between Landlord and Tenant, Landlord leases to Tenant and Tenant leases from Landlord, on the terms, covenants and conditions hereinafter set forth, Phase 1A, Phase 1B, and Phase 2A (all as defined below and referred to collectively herein as the "PREMISES"). As of the effective date of this Amendment, all of Tenant's rights and obligations to Phase 2A shall expire and the Premises shall consist of Phase 1A and Phase 1B only. The Premises, together with Phase 2B, were constructed by Landlord; and are located in two connected four-story buildings containing an aggregate of approximately 390,000 square feet, consisting of approximately 171,965 square feet of rentable area for office and laboratory research and development and two lower stories primarily of parking (collectively, the "BUILDINGS" and each a "BUILDING"). The Buildings were constructed on the Real Property in connection with the Project."

            3. AMENDMENT TO SECTION 3.1(c)(II). Section 3.1(c)(ii) of the Lease is hereby amended and restated in its entirety as follows:

                  "(ii) Phase 2A. Beginning on the Phase 2A Rent Commencement Date and terminating on January 31, 2005, Tenant shall pay Minimum Rental for Phase 2A in an amount equal to $164,066.40 ($3.60 per sq. ft. multiplied by 45,574)."

            4. AMENDMENT TO SECTION 4. Section 4 of the Lease is hereby amended and restated in its entirety as follows:

                  "PARKING. Landlord and Tenant agree that the Common Areas of the Real Property shall include not less than 690 parking spaces. Commencing on the Effective Date and ending on the Building 1 Termination Date, Tenant shall be entitled to 224 spaces, all in addition to those spaces provided in and subject to the Parking Lease."

            5. AMENDMENT TO SECTION 5.1(b). Section 5.1(b) of the Lease is hereby amended and restated in its entirety as follows:

                  "(b) Tenant Work; Phase 2A; Improvements. (i) Tenant has constructed Tenant Improvements within Phase 1A and Phase 1B of the Premises in accordance with the prior lease, and may make such future improvements and modifications to the same as set forth herein. Tenant and Landlord agreed under the Original Lease to provide Tenant with a Tenant Improvement Allowance for tenant improvements within each Phase of the Premises equal to $100 per Usable Square Foot. Landlord and Tenant agree that Landlord shall have satisfied its obligation to provide a Tenant Improvement Allowance for Phase 2A once Landlord has satisfied its obligations under the following Section 5.1(b)(ii).

                  (ii) Landlord shall provide a tenant improvement allowance to Nuvelo in the amount of not less than $100 per Usable Square Foot for improvements to Phase 2A, in accordance with the Nuvelo Lease. Tenant shall reimburse Landlord for a portion of such allowance ("Tenant's TI Reimbursement"), calculated as follows: (i) the difference between (a) the amount actually funded by Landlord as a tenant improvement allowance to Nuvelo under the Nuvelo Lease (including any amounts provided to Nuvelo as rent credits), but in no event more than $6,380,360 [45,574 sf x $140/sf] and (b) $4,397,200 [43,972 sf x $100/sf]; (ii) times 28.57%.
      Tenant's TI Reimbursement shall be paid in two installments, the first installment of $283,294.40 shall be paid upon execution of this Amendment and the balance shall be paid on December 31, 2005."

            6. AMENDMENT TO SECTION 7.1 (a) (IV). Section 7.1(a)(iv) of the Lease is hereby amended and restated in its entirety as follows:

                  "(iv) The term `TENANT'S OPERATING COST SHARE' means 72.98% through and until the Nuvelo Rent Commencement Date and thereafter means 46.47%. `Tenant's Exterior COMMON AREA COST SHARE' shall be equal to the Tenant's Operating Cost Share as established from time to time."

            7. AMENDMENT TO SECTION 13.1(e). Section 13.1(e) of the Lease is hereby deleted in its entirety and replaced with "[Intentionally Deleted]."

            8. CONDITION PRECEDENT. This Amendment shall be conditioned upon execution and delivery of the Nuvelo Lease by Nuvelo and Landlord.

            9. LEASE TERMINATION. For and in consideration of Landlord's agreement to terminate Tenant's interest in Phase 2A as provided herein, Tenant agrees to pay Landlord the following sums:

            (a) TERMINATION FEE. Tenant shall pay Landlord the sum of $50,000 upon execution of this Amendment.

            (b) CONTINUING PAYMENTS. Tenant shall pay Landlord the sum of $3,216,816.40 in accordance with the schedule attached hereto as Exhibit "A."

            (c) REIMBURSEMENT OF BROKERS' FEES. Tenant agrees to reimburse Landlord for a portion of the brokerage fees and commissions payable by Landlord in connection with the Nuvelo Lease, as follows: Tenant shall pay Landlord the sum of $102,536.37 upon execution of this Amendment and the sum of $102,536.37 on August 13, 2005. Subject to Tenant's reimbursement obligations herein, Landlord agrees that it shall be responsible for, and shall indemnify Tenant from and against, any and all brokerage fees and commissions payable in connection with the Nuvelo Lease.

            10. CONDITION UPON SURRENDER. Upon the Nuvelo Effective Date, Tenant shall surrender Phase 2A, including any additions, alterations and improvements thereto, broom clean, in the same condition received, free from Hazardous Materials caused to be present by Tenant, its agents or invitees, ordinary wear and tear excepted, and delivered free of radioactive licenses or other restrictions on use, first, however, removing all goods and effects of Tenant.

            11. HAZARDOUS MATERIALS. As of the date of this Amendment, Tenant represents and warrants that Phase 2A is free from Hazardous Materials caused to be present by Tenant and that Tenant's use of Phase 2A has not been and Phase 2A is not in violation of any laws with respect to the disposal or storage of Hazardous Substances, human health or the environment as the result of any actions of Tenant.

            12. NO FURTHER AMENDMENT. Except as expressly amended or modified by this Amendment, each and every term and provision of the Lease remains in full force and effect, without modification or amendment. This Amendment shall be construed together with and as a part of the Lease.

            13. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment. Except as amended hereby, the Lease shall remain in full force and effect.

            IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

                                        LANDLORD

                                        BMR-201 INDUSTRIAL ROAD LLC,
                                        a Delaware limited liability company

                                        By: /s/ GARY A. KREITZER
                                            -----------------------------------
                                                Name:  Gary A. Kreitzer
                                                Title: Executive Vice President

                                        TENANT

                                        NEKTAR THERAPEUTICS,
                                        a Delaware corporation

                                        By: /s/ AJAY BANSAL
                                            -----------------------------------
                                                Name:  Ajay Bansal
                                                Title: Chief Financial Officer

                                        By: /s/ AJIT GILL
                                                -------------------------------
                                                Name:  Ajit Gill
                                                Title: President and Chief
                                                       Executive Officer

                                   EXHIBIT "A"
                                PAYMENT SCHEDULE

Payment Date                    Amount
------------                    ------
  02/01/05                     174,108.58
  03/01/05                     174,108.58
  04/01/05                     174,108.58
  05/01/05                     174,108.58
  06/01/05                     174,108.58
  07/01/05                     174,108.58
  08/01/05                     118,243.67
  09/01/05                      82,960.58
  10/01/05                      85,881.11
  11/01/05                      86,442.75
  12/01/05                      86,442.75
  01/01/06                      86,442.75
  02/01/06                      86,442.75
  03/01/06                      86,442.75
  04/01/06                      86,442.75
  05/01/06                      86,442.75
  06/01/06                      86,442.75
  07/01/06                      86,442.75
  08/01/06                      86,442.75
  09/01/06                      86,442.75
  10/01/06                      89,421.69
  11/01/06                      89,994.56
  12/01/06                      89,994.56
  01/01/07                      89,994.56
  02/01/07                      89,994.56
  03/01/07                      89,994.56
  04/01/07                      89,994.56
  05/01/07                      89,994.56
  06/01/07                      89,994.56
  07/01/07                      89,994.56
  08/01/07                      34,836.60

    Total                   $3,216,816.40